                                                               Exhibit 7(b)(.1)


                              VERNITRON CORPORATION
                 PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 1996
         (UNAUDITED - DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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

                                                     HISTORICAL        HISTORICAL                                  PRO FORMA
                                                     VERNITRON         PRECISION                                   VERNITRON
                                                    CORPORATION       AEROTECH, INC.          ADJUSTMENTS          CORPORATION
                                                    -----------       --------------          -----------          -----------
Net sales                                               $17,031             $11,452             ($220)(i)             $28,263

Cost of sales                                            12,603               8,605              (220)(i)              20,988
                                                                                                    4 (m)

Selling, general and administrative expenses              3,265               1,881              (130)(k)               5,016
Amortization of intangible assets                            52                                    22 (l)                  74
                                                    -----------       -------------                               -----------
Operating income                                          1,111                 966                                     2,185


Interest expense                                            444                 396               200 (j)               1,040
Other (income) expense                                       (7)                (10)                                      (17)
                                                    -----------       -------------                               -----------
Income from continuing operations before taxes              674                 580                                     1,162

Income taxes                                                284                 226               (27)(n)                 483
                                                    -----------       -------------                               -----------
Income from continuing operations                           390                 354                                       679

Preferred Dividends                                         184                                                           184
                                                    -----------       -------------                               -----------
Income Applicable to Common Shareholders                $   206             $   354                                $      495
                                                    -----------       -------------                               -----------
                                                    -----------       -------------                               -----------
Income per Common Share:
Primary                                                 $  0.02                                                    $     0.04
                                                    -----------                                                   -----------
                                                    -----------                                                   -----------
Fully Diluted                                              n/a                                                     $     0.04
                                                    -----------                                                   -----------
                                                    -----------                                                   -----------
Weighted Average Number of Common Shares
  Outstanding (in thousands):
Primary                                                  12,645                                                        12,645
                                                    -----------                                                   -----------
                                                    -----------                                                   -----------
Fully Diluted                                             n/a                                                          13,345
                                                    -----------                                                   -----------
                                                    -----------                                                   -----------

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